UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2010

5TO1 HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-149546	20-8069359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1453 3rd Street, Santa Monica, CA	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 521-0770

FTOH Corp. 101 Middlesex Turnpike, Ste. 6, Burlington, MA 01803
(Former name or former address, if changed since last report)

Copies to: Harvey J. Kesner, Esq. 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

5TO1 HOLDING CORP.

Item 1.01	Entry Into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Merger

On November 3, 2010, 5to1 Holding Corp. (formerly, FTOH Corp.), (“we” or the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with 5to1.com, Inc., a privately-held Delaware corporation (“5to1”), and FTOH Acquisition Corp., our newly-formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into 5to1, and 5to1, as the surviving corporation, became a wholly-owned subsidiary of the Company.  On November 3, 2010 we filed with the Secretary of State of the State of Delaware a Certificate of Merger which merged 5to1 with and into Acquisition Sub (the “Certificate of Merger”).  The Certificate of Merger also amended the certificate of incorporation of 5to1 substituting the name “5to1, Inc.” as the name of our wholly-owned subsidiary (the surviving corporation) following the Merger.

Prior to the Merger, 5to1 undertook a recapitalization pursuant to which 5to1 restructured its outstanding common stock, Series A Preferred Stock, bridge debt and bank debt (the “Recapitalization”).  On May 14, 2010, 5to1 entered into a Note and Warrant Purchase Agreement, as amended and restated on June 14, 2010 (the “Existing Bridge”) whereby 5to1 sold notes and warrants to certain investors in the aggregate principal amount of $2,042,345.  As part of the Recapitalization, investors in the Existing Bridge received an aggregate of 3,275,000 shares of our common stock and warrants to purchase 306,348 shares of our common stock, in consideration for the return and cancellation of their respective notes and warrants.  In addition, 5to1 option and warrant holders each exercised or cancelled outstanding options and warrants.  Each of these transactions occurred prior to the effective time of the Merger.  As a result, at the time of the Merger we succeeded to the adjusted capitalization structure of 5to1 and issued shares of the Company proportionately to 5to1’s stockholders as required by the recapitalization.  5to1’s Series A Preferred Stockholders, bridge lenders and bank lender consented to the Merger and waived prior defaults in connection with the pre-Recapitalization company, and the Company assumed the obligations of 5to1, as adjusted, to the prior holders of incentive shares, and all options and warrants were either terminated or exchanged for newly-issued shares of common stock of the Company.  Each of the prior management, employee and consultant option holders became shareholders of the Company, and also became subject to various clawback, lockup and other agreements and restrictions as agreed with new investors in the Company.  The terms and conditions of all incentive shares are governed by the terms and conditions of the awards as well as the Company’s 2010 Equity Incentive Plan.  For the purposes of this Current Report on Form 8-K, all references to 5to1 securities and indebtedness refer to 5to1 following such Recapitalization transaction giving effect to the various adjustments and exercises resulting therefrom.

On November 5, 2010, our previously announced 8.344159089 stock split to holders of record on October 28, 2010 became payable.  Unless otherwise noted all amounts reflect the payment of our stock on stock dividend payable November 5, 2010.  In addition, FINRA approved a new trading symbol, “FTOH”, for the Company, effective November 11, 2010, after which our shares traded under such symbol will reflect our post-split shares outstanding.

  Pursuant to the terms of the Merger Agreement:

At the closing of the Merger, each share of 5to1 common stock issued and outstanding immediately prior to the closing of the Merger (after taking into account the Recapitalization of 5to1) was exchanged for the right to receive 1 share of our common stock. To the extent that there are fractional shares, such fractional shares were rounded to the nearest whole share and the board authorized the Company to issue shares in order to correct any rounding deficiencies resulting from the prior Recapitalization.  An aggregate of 19,388,975 shares of our common stock were issued to the holders of 5to1. Of these shares, approximately 6,000,000 shares are subject to various performance-based clawback rights.  Based upon the achievement of certain earnings, profitability, and other milestones, these shares may vest, or in the event that the milestones are not met, will be returned to the Company and cancelled.

On November 3, 2010, the Company conducted a private placement of 7,075,000 shares of its common stock for an aggregate offering amount of $6,575,000.  The Company accepted subscriptions for and issued 3,575,000 shares of common stock in a private placement (the “Private Placement”) at $1.00 per share to 19 accredited investors.  Additionally, the Company conducted the Bridge Financing and the Convertible Note Financing, as described herein, and such funds raised in connection therewith are considered part of the Private Placement.  Shares issued in the Private Placement have anti-dilution protection for issuances below $1.00 per share for a period of 18 months and the right to seek “piggyback” registration of their shares in certain circumstances for a period of 12 months from the date of closing of the Private Placement.

On November 3, 2010 $900,000 of bridge loans (the “Bridge Financing”) advanced to 5to1 prior to the Merger were exchanged for 2,000,000 shares of common stock under the same terms as the Private Placement.

On November 3, 2010 our $2,100,000 of previously issued convertible notes were converted into 1,500,000 shares of common stock at $1.40 per share, pursuant to the terms of the convertible notes.  Reference is made to our Current Report on Form 8-K dated as of October 15, 2010 for a description of our convertible notes.  The convertible notes contain anti-dilution protection for the underlying shares of common stock, provided the anti-dilution protection shall only be available for issuances below $1.00 per share within 18 months after November 3, 2010, subject to certain exceptions (the “Convertible Note Financing”).

Upon the closing of the Merger, our sole officer and director resigned and simultaneously with the Merger a new board of directors and new officers were appointed.  Our new board of directors consists of Ross Levinsohn, James Heckman and Michael Mathews.  Upon the closing of the Merger, Mr. Heckman was also appointed as our Chief Executive Officer, President and Secretary and Mitchell Chun was appointed as our Chief Financial Officer and Assistant Secretary.

Following the closing of the Merger and the Private Placement, under an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (the “Conveyance Agreement”) dated as of November 3, 2010 we agreed to transfer all of our pre-Merger assets and liabilities to our wholly-owned subsidiary, FTOH Holdings, Inc. (“SplitCo”). Thereafter pursuant to a stock purchase agreement dated as of November 3, 2010 (the “Stock Purchase Agreement”), we agreed to transfer all of the outstanding capital stock of SplitCo to certain of our stockholders in exchange for the cancellation of 66,753,273 shares of our common stock (the “Split-Off”).  Following cancellation of the Split-Off shares 9,205,000 shares of common stock held by persons who were stockholders of prior to the Merger will remain outstanding.  Of these 9,205,000 shares, 8,350,020 shares constitute our “public float” and are our only shares of registered common stock and accordingly are our only shares available for resale without further registration.

As part of our assumption of 5to1, we assumed all obligations under the loan and security agreement between 5to1 and Silicon Valley Bank (“SVB”), pursuant to which SVB may advance up to $500,000 (plus an additional $500,000, under certain conditions) to 5to1, which shall become due and payable on March 1, 2013 (the “SVB Loan”).  The SVB Loan accrues interest at an annual rate of 6.5% and such interest is payable monthly.  As of October 30, 2010, $388,889 was due and payable to SVB.  Under the terms governing the SVB Loan, 5to1 is subject to certain negative covenants that limited 5to1’s ability to (or to permit any subsidiaries to), subject to certain exceptions and limitations, merge with or acquire other companies, create liens on its property, incur debt obligations, enter into transactions with affiliates, except on an arm’s length basis, dispose of property or issue dividends or make distributions. Any failure by 5to1 to comply with these covenants and any other obligations under the agreement with SVB could result in an event of default which could lead to acceleration of the amounts owed and other remedies.  In connection with the Merger, the Company signed a joinder subordinating itself to SVB as it relates to the SVB Loan.  A copy of the SVB loan agreement is attached hereto as Exhibit 10.11

The foregoing description of the Merger, the Private Placement and the Split-Off does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Agreement and Plan of Merger and Certificate of Merger, (ii) Private Placement Subscription Agreement, (iii) the Conveyance Agreement and (iv) the Stock Purchase Agreement which are filed as Exhibits 2.1, 2.2. 10.1, 10.9, and 10.10 hereto, respectively, each of which is incorporated herein by reference.

As part of our assumption of 5to1, we adopted the 2010 Equity Incentive Plan (the “2010 Plan”) under which we reserved 6,000,000 shares of common stock and the 2011 Equity Incentive Plan (the “2011 Plan”) under which we reserved 1,654,748 shares.  A copy of the 2010 Plan is filed as Exhibit 10.4 and a copy of the 2011 Plan is filed as Exhibit 10.5, annexed hereto.  Copies of our form of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement are filed as Exhibit 10.6 and 10.7 annexed hereto.  Copies of our form of Restricted Stock Award under the 2010 Plan for holders of 5to1 Management A Shares (as defined below) is filed as Exhibit 10.8 annexed hereto.

Neither we nor 5to1 had any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Merger. However, prior to the Merger, we adopted the 2010 Plan and reserved 6,000,000 shares of common stock for issuance as awards to officers, directors, employees, consultants and others. Prior to the Merger, 5to1 had granted 3,433,304 shares of common stock in the form of restricted stock grants (the “Management Restricted A Shares”) to certain persons and 2,500,000 shares of common stock to certain persons in the form of restricted stock grants (the “Management Restricted B Shares”) under 5to1’s incentive plans (the “5to1 A-B Plans”).  The Management Restricted A Shares were subject to certain repurchase options such that in the event the recipient ceased to be a full-time employee or service provider, as the case may be, of 5to1, including by reason of death or disability, 5to1 had an irrevocable, exclusive option to repurchase any Management Restricted A Shares which have not yet vested, at a price per share equal to $0.00014.  5to1 may exercise the repurchase option as to any or all of such unvested Management Restricted A Shares within 30 days of the date of termination of such holder’s continuous status as employee or service provider.

Under the terms of the Merger Agreement, we were required to assume certain obligations of 5to1 to employees and others, including certain obligations under the 5to1 A-B Plans.  These shares are subject to vesting conditions, and may be clawed back by the Company should certain revenue and earnings targets not be achieved.

In addition, the restricted stock grants issued to the former holders of the Management Restricted A Shares are subject to the following non-cumulative vesting schedule:

Percentage of Shares to Vest	Target Revenue (minimum)	Fiscal Quarters for Target Revenue to be Achieved
25%	$1,500,000	Q1-2011 (or Q4-2010)
25%	$3,000,000	Q2-2011 (or Q1-2011)
25%	$6,000,000	Q3-2011 (or Q2-2011)
25%	Positive EBITDA	In any quarter not later than Q4-2011

The restricted stock grants issued to the former holders of the Management Restricted B Shares are subject to the following aggregate vesting schedule:

a.	500,000 shares shall be vested and released from claw-backs on the date of the Merger Agreement; and

b.
1,000,000 shares to be vested if (i) NASDAQ listing prior to March 1, 2012; (ii) closing of an equity or equity linked financing for more than $10 million of net proceeds to the Company (exclusive of any financing in connection with or closely related to the acquisition of 5to1 or the Private Placement; or (iii) any acquisition during 2011 of a company with annualized revenues of at least $20 million at the time of acquisition; and

c.
1,000,000 shares to be vested if either: (i) closing of an equity or equity linked financing for more than $20 million (rather than or in addition to the “$10 Million” financing referenced above of net proceeds to the Company (exclusive of any financing in connection with or closely related to the acquisition of 5to1 or the Private Placement); or (ii) any acquisition during 2011 of a company with annualized revenues of at least $100 million at the time of acquisition (rather than or in addition to the “$20 Million” revenue acquisition referenced above).

All Management B Shares will fully vest if the awardee is terminated without “Cause”, or  resigns for Good Reason, or in the case of a Change in Control of the Company.

The shares of our common stock issued to former holders of 5to1 stock in connection with the Merger, and the shares of our common stock issued in the Private Placement, and under the 2010 Plan were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom. Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. At the closing of the Merger, our public float was held by approximately 28 persons and therefore should be considered illiquid.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors that may require us to compensate consultants with cash and/or stock. It is also possible that shareholders of ours determine to compensate consultants to perform investor awareness campaigns and take other steps to seek to enhance the liquidity of our stock.  There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

Security Ownership of Certain Persons

The following information is as of November 9, 2010 regarding the beneficial ownership of our common stock of certain persons.  Barry Honig owns 2,557,786 registered shares of our common stock purchased from third-party holders in private transactions.  Alan Honig (father of Barry Honig), for himself and as custodian for Barry Honig’s four minor children, received 666,667 shares of common stock upon conversion of $300,000 in principal amount of Bridge Notes.  Mr. Honig received 500,000 restricted shares of common stock upon conversion of $700,000 principal amount of the Convertible Notes.  Michael Brauser owns 2,607,785 registered shares of our common stock purchased from third-party holders in private transactions.  Mr. Brauser received 666,667 shares of common stock upon conversion of $300,000 principal amount of Bridge Notes and 500,000 shares of common stock upon conversion of $700,000 in principal amount of Convertible Notes.  Frost Gamma Investments Trust (the “Frost Trust”) owns 2,469,229 registered shares of our common stock purchased from third-party holders in private transactions.  The Frost Trust received 666,666 shares of common stock upon conversion of $300,000 principal amount of Bridge Notes and 500,000 shares of common stock upon conversion of $700,000 in principal amount of Convertible Notes.

None of the foregoing persons is an officer or director of the Company, and the Company does not consider any of such persons, individually or in the aggregate, to be in a position to exercise control over the business or affairs of the Company as a result of the ownership of our securities or otherwise.  Other than pursuant to the terms of such securities, there are no restrictions on the disposition of shares by any of the foregoing persons of entities.

Use of Proceeds from Private Placement. We received net proceeds of approximately $6,048,000 from the sale of shares of our common stock in the Private Placement.  We intend to use the proceeds from the Private Placement for general working capital purposes.  Additionally, certain proceeds raised from the sale of shares of our common stock in the Private Placement was used for the payment of a $36,000 monthly fee for investor relations services, which has been prepaid for the next twelve months.

Changes to the Business.  We intend to carry on the business of 5to1 as our sole line of business. Upon closing of the Merger, we relocated our executive offices to 1453 3rd Street, Santa Monica, CA 90401 and our telephone number is 800-521-0770.

The Merger was approved by the holders of a majority of the outstanding shares of 5to1’s common stock.  Under Delaware law, 5to1 stockholders who did not vote in favor of the Merger may under certain circumstances seek to be paid the fair value of their shares determined by judicial proceeding by exercising statutory rights reserved for dissenters of certain major actions. Determination of fair value is based on many relevant factors, except that a court may disregard any appreciation or depreciation resulting from the anticipation or accomplishment of an event such as the Merger. As of November 3, 2010, no holder of 5to1 common stock had notified the Company of their intention to seek to exercise the right to seek appraisal of their shares.

Changes to the Board of Directors and Executive Officers.  Upon the closing of the Merger, our sole director and executive officer resigned. Ross Levinsohn was appointed as Executive Chairman of the Board of Directors of the Company and James Heckman and Michael Mathews were appointed as directors. In addition, upon the closing of the Merger, James Heckman was appointed Chief Executive Officer, President and Secretary and Mitchell Chun was appointed Chief Financial Officer and Assistant Secretary.

Ross Levinsohn. Ross Levinsohn has been appointed the Executive Vice President of Yahoo!’s Americas region, which will be effective November of 2010.  Prior to joining Yahoo!, he was the co-founder and managing director of Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies. Mr. Levinsohn previously served as the president of News Corporation’s Fox Interactive Media, where he was responsible for running the day-to-day business, designing the overall strategy and leading investments that helped transform the company into a leader in digital media.

Mr. Levinsohn also held senior management positions with AltaVista, an early pioneer and leader in search, CBS Sportsline where he oversaw all content and development for the top rated sports site, and HBO where he launched and oversaw a unit developing new programming and revenue streams.

James Heckman.  Mr. Heckman was the founder of 5to1.com, Inc. and has been its Chief Executive Officer and Director since September 2008.  Mr. Heckman's recent career positions include Chief Strategy Officer at Fox Interactive Media from 2005 to 2007 (where he developed the MySpace/Google advertising deal and the Hulu.com online video model), Chief Strategy Officer at Zazzle, Inc. from 2007 to 2008, and Chief Executive Officer and Director at Scout.com from 2001 to 2005..

Mitchell Chun.  Mr. Chun has been the Executive Vice President of Corporate Development and Strategy at 5to1.com, Inc. since July 2009.  He has also held various senior level positions within News Corp. from 1998 to 2007 where he led various strategic initiatives, new business development opportunities, and M&A activities within the company.  His positions included Senior Vice President of Corporate Development at Fox Interactive Media from 2006-2007 (where he partnered with Messrs. Levinsohn and Heckman to formulate MySpace/Google advertising deals and to develop the Hulu.com online video business model), Senior Vice President of Business Development at Fox Networks Group/Fox Cable Networks from 2001 to 2005 and Vice President of Fox Group Satellite Distribution from 1998-2001.  Mr. Chun has also held senior level and executive positions at Zazzle, Inc., Universal Television and in the public finance area.  Mr. Chun holds a B.A. in Quantitative Economics and a minor in Business Administration from the University of California at Berkeley.

Michael Mathews. Michael Mathews served as Chief Executive Officer of interCLICK, Inc. from August 28, 2007 to the present.  Mr. Mathews has served as a director of interCLICK, Inc. since August 28, 2007. Mr. Mathews is one of the founders of Customer Acquisition and served as its Chief Executive Officer, President and a director since its inception in June 2007. From May 15, 2008 until June 30, 2008, Mr. Mathews served as interim Chief Financial Officer of interCLICK, Inc. From 2004 to 2007, Mr. Mathews served as the senior vice-president of marketing and publisher services for World Avenue U.S.A., LLC, an Internet promotional marketing company. Mr. Mathews graduated from San Francisco State University with a degree in Marketing and holds a Masters in Business Administration from Golden Gate University. Mr. Mathews was selected to serve as a director on our Board due to his extensive knowledge of the Internet marketing industry.

Our board of directors consists of up to seven members, fixed from time to time by the board or our stockholders.  A vacancy on our board of directors may be filled by the vote of a majority of the directors holding office.  All directors hold office for one-year terms until the election and qualification of their successors.  Under agreement with the prior bridge lenders and our Chief Executive,  5to1, the prior bridge lenders may designate up to 2 directors reasonably satisfactory to our Chief Executive who also meet certain criteria, and our Chief Executive is obligated to vote in favor of such nominees, and have designated Michael Mathews as a director.  Officers are appointed by the board of directors and serve at the discretion of the board.  We have entered into an employment agreement with James Heckman, which agreement provides for a three year term, may be renewed for additional periods of one year unless either party provides the other with not less than three months prior written notice of non-renewal and provides for certain severance in the event of termination by the Company without cause or termination by the employee with good reason.  In addition, each of our executives and directors is entitled to be indemnified under the terms of an indemnification agreement.  Copies of the form of  form of Indemnification Agreement is filed as Exhibit 10.3, annexed hereto.  Our executives and certain other shareholders have executed a lockup agreement with the Company which generally prohibits a party from selling their shares within 12 months, subject to certain exceptions.  A copy of the form of Lockup Agreement is filed as Exhibit 10.2, annexed hereto.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. 5to1 is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of 5to1 and will be recorded at the historical cost basis of 5to1, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and 5to1, historical operations of 5to1 and operations of the Company from the closing date of the Merger.  The Company intends to file financial statement meeting the requirements of Regulation S-X as promulgated by the SEC by amendment to this Current Report on Form 8-K/A within 71 days following the filing date of this Report.

Tax Treatment; Small Business Issuer.  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.  The Split-Off will result in taxable income to the Company in an amount equal to the difference between the fair market value of the assets transferred and the Company’s tax basis in the assets. Any gain recognized, to the extent not offset by the Company’s net operating losses carry-forwards, if any, will be subject to federal and state income tax at regular corporate income tax rates.  We have not obtained any opinion concerning the tax treatment of the Merger.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operations may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to the Company

Because we have a limited operating history to evaluate our company, the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delay frequently encountered by an early-stage company.

5to1 was formed under the laws of the State of Delaware on September 16, 2008. Since we have a limited operating history it will make it difficult for investors and securities analysts to evaluate our business and prospects.  You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history.  Investors should evaluate an investment in our company in light of the uncertainties encountered by early-stage companies in an intensely competitive industry.  There can be no assurance that our efforts will be successful or that we will be able to maintain profitability.

If we cannot manage our growth effectively, we may not maintain profitability.

Businesses which grow rapidly often have difficulty managing their growth.  If our business continues to grow rapidly and as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support.

We cannot assure you that our management will be able to manage our growth effectively or successfully.  Our failure to meet these challenges could cause us to lose money, which will reduce our stock price.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

We have limited funds. Even with the proceeds of the Private Placement, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. Our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by such factors as the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are subject to restrictive debt covenants that impose operating and financial restrictions on our operations and could limit our ability to grow our business.

Covenants in our revolving loan agreement with Silicon Valley Bank (“SVB”) impose operating and financial restrictions on us. These restrictions prohibit or limit us from, among other things, (i) liquidating or dissolving, (ii) selling, leasing or assigning any of our material assets, (iii) effecting a change of our Chief Executive Officer or Chief Operating Officer without appointing a replacement reasonably acceptable to SVB, (iv) merging or consolidating, (v) creating, incurring, assuming or being liable for any indebtedness or (vi) creating, incurring, allowing or suffering any lien. These restrictions could limit our ability to obtain future financing, withstand downturns in our business or take advantage of business opportunities.

If we are unable to comply with the covenants in our loan agreement and are unable to obtain waivers of non-compliance from SVB, we will be in default under the loan agreement and may be required to pay substantial fees or penalties.

Certain members of our management team, upon the closing of the Merger, were awarded restricted stock grants, which will result in an accounting charge against the Company.

Certain members of our management team were awarded restricted stock grants under our 2010 Equity Incentive Plan, subject to certain vesting schedules, in accordance with our obligation to assume certain obligations of 5to1 under the Merger Agreement for outstanding restricted stock grants to management and employees.  These grants will be deemed compensation awarded to these individuals for accounting purposes and will result in a charge against the Company on our upcoming financial statements during the period preceding closing of the Merger in which the award was made.

As a result of the Merger, 5to1 became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, 5to1 became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if 5to1 had remained privately held and did not consummate the Merger, increasing the cost in future periods from the historical costs reflected in the financial statements and results of operations for 5to1 which will be filed as an amendment to this report.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Because of the severity of the global economic recession, our customers may delay in paying us or not pay us at all.  This would have a material and adverse effect on our future operating results and financial condition.

One of the effects of the severe global economic recession is that businesses are tending to maintain their cash resources and delay in paying their creditors whenever possible  Should the economy further deteriorate, we may find that either advertisers, their representative agencies or both may delay in paying us.  Additionally, we may find that advertisers will reduce Internet advertising which would reduce our future revenues.  These events would result in a number of adverse effects upon us including increasing our borrowing costs, reducing our gross profit margins, reducing our ability to borrow under our line of credit, and reducing our ability to grow our business.  These events would have a material and adverse effect upon us.

If advertising on the Internet loses its appeal or brand advertising growth online slows, our revenue could decline.

 Our business model may not continue to be effective in the future for a number of reasons, including the following: migration of offline brand advertising budgets to online may occur more slowly than expected; companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements and targeting capabilities; publishers may be adverse to using or may stop using altogether third party advertising networks due to various concerns, including protection of audience data and inappropriate or irrelevant advertisements; and, regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability.  If the number of companies who purchase online advertising from us does not continue to grow and we are unable to command sufficient advertising pricing, we may experience difficulty in attracting publishers, and our revenue could decline.

 If we fail to manage our supply of display advertising impressions (also referred to as “publishing inventory”) effectively, our profit margins could decline and should we fail to acquire additional premium publishing inventory our growth could be impeded.

Our success depends in part on our ability to manage our existing publishing inventory.  Our publishers are not required to provide a minimum level of inventory, so we cannot ensure or guarantee a consistent supply of display advertising space to our advertisers.  In addition, publishers can change the amount of inventory they make available to us at any time.  If a publisher decides not to make publishing inventory from its websites available to us, we may not be able to replace this inventory with that from other publishers with comparable traffic patterns and user demographics quickly enough to fulfill our advertisers’ requests, thus resulting in potentially lost revenues.  Because our business model is new, we may not be able to marry our transparency and proprietary “publisher control” value proposition with the industry trend toward automated ad exchanges with real-time auctions.

Additionally, if a third-party data provider stopped offering their data to us, we may not be able to replace this data with another data provider of equal or better effectiveness.  Our ability to maintain our existing data partnerships, as well as attract new data partners, will depend on various factors, some of which are beyond our control.

We expect that our advertiser customers’ requirements will become more sophisticated as the Internet continues to mature as an advertising medium.  If we fail to manage our existing publisher inventory effectively to meet our advertiser customers’ changing requirements, our revenues could decline.  Our growth depends on our ability to expand our premium publisher inventory.  To attract new customers, we must maintain access to a critical mass of attractive publisher inventory.  We intend to expand our inventory by selectively adding to our network new premium publishers that offer attractive demographics, innovative and quality content and growing web user traffic.  Our ability both to retain current as well as to attract new publishers to our network will depend on various factors, some of which are beyond our control.  These factors include, but are not limited to: our ability to introduce new and innovative services, our efficiency in managing our existing publisher inventory and our pricing policies.  We cannot assure you that the size of our publisher inventory will increase or remain constant in the future.

If we do not retain the services of certain executives and advisors or have difficulty in attracting new hires, our business could be negatively impacted.

The growth of our business and success to date has resulted in large part to a very experienced group of senior executives and advisors with extensive ties to the advertising and media markets.  The departure of one or several of these individuals could harm and delay the growth  in our sales, distribution and product development efforts.

In addition, delays or difficulties in hiring for key positions could delay our sales and operational efforts.  The competitive labor market for sales and technology resources adds additional risk in this area.

Because government regulation of the Internet may subject us to additional operating restrictions and regulations, our business and operating results may be adversely affected.

Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet.  Due to the rapid growth and widespread use of the Internet, federal and state governments are enacting and considering various laws and regulations relating to the Internet.  Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear.  Our business and operating results may be negatively affected by new laws, and such existing or new regulations may expose us to substantial compliance costs and liabilities and may impede the growth in use of the Internet.  Additionally, our third party data partners may be adversely affected by any new or existing laws.

The application of these statutes and others to the Internet search industry is not entirely settled.  Further, several existing and proposed federal laws could have an impact on our business and our third party data partners’ business:

•             The Digital Millennium Copyright Act and its related safe harbors, are intended to reduce the liability of online service providers for listing or linking to third-party websites that include materials that infringe copyrights or other rights of others.

•             The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial electronic mail via the Internet.

•             There have been several bills introduced in the Congress in recent years relating to protecting privacy.  As with any change in Presidential administration, especially to one more likely to protect privacy, new legislation in this area may be enacted.

•             Adopted and pending consumer protection and privacy legislation, including the FTC Online Behavioral Advertising Principles.

With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways.  As a company that provides services over the Internet, we may be subject to an action brought under any of these or future laws governing online services.  We may also be subject to costs and liabilities with respect to privacy issues.  Several Internet companies have incurred costs and paid penalties for violating their privacy policies.  Further, it is anticipated that new legislation may be adopted by federal and state governments with respect to user privacy.  Additionally, foreign governments may pass laws which could negatively impact our business or may prosecute us for our products and services based upon existing laws.  The restrictions imposed by and cost of complying with, current and possible future laws and regulations related to our business could harm our business and operating results.  Further, any such laws that affect our third party data partners could indirectly harm our business and operating results.

If we are subject to legal claims, and/or government enforcement actions and held liable for our or our customers’ failure to comply with federal, state and foreign laws, regulations or policies governing consumer privacy, it could materially harm our business and damage our reputation.

Recent growing public concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices.  The United States Congress currently has pending legislation regarding privacy and data security measures (e.g., S. 495, the “Personal Data Privacy and Security Act of 2007”).  Any failure by us to comply with applicable federal, state and foreign laws and the requirements of regulatory authorities may result in, among other things, indemnification liability to our customers and the advertising agencies we work with, administrative enforcement actions and fines, class action lawsuits, cease and desist orders, and civil and criminal liability.  Recently, class action lawsuits have been filed alleging violations of privacy laws by Internet service providers.  The European Union's directive addressing data privacy limits our ability to collect and use information regarding Internet users.  These restrictions may limit our ability to target advertising in most European countries.  Our failure to comply with these or other federal, state or foreign laws could result in liability and materially harm our business.

In addition to government activity, privacy advocacy groups and the technology and direct marketing industries are considering various new, additional or different self-regulatory standards.  This focus, and any legislation, regulations or standards promulgated, may impact us adversely.  Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting our customers and us.  Since many of the proposed laws or regulations are just being developed, and a consensus on privacy and data usage has not been reached, we cannot yet determine the impact these proposed laws or regulations may have on our business.  However, if the gathering of profiling information were to be curtailed, Internet advertising would be less effective, which would reduce demand for Internet advertising and harm our business.

Third parties may bring class action lawsuits against us relating to online privacy and data collection.  We disclose our information collection and dissemination policies, and we may be subject to claims if we act or are perceived to act inconsistently with these published policies.  Any claims or inquiries could be costly and divert management's attention, and the outcome of such claims could harm our reputation and our business.

Our customers are also subject to various federal and state laws concerning the collection and use of information regarding individuals.  These laws include the Children's Online Privacy Protection Act, the federal Drivers Privacy Protection Act of 1994, the privacy provisions of the Gramm-Leach-Bliley Act, the federal CAN-SPAM Act of 2003, as well as other laws that govern the collection and use of consumer credit information.  We cannot assure you that our customers are currently in compliance, or will remain in compliance, with these laws and their own privacy policies.  We may be held liable if our customers use our technologies in a manner that is not in compliance with these laws or their own stated privacy policies.

If we are not able to protect our intellectual property from unauthorized use, it could diminish the value of our products and services, weaken our competitive position and reduce our revenues.

Our success depends in large part on our proprietary publisher-facing interface/gallery, features and technologies.  We may be required to spend significant resources to monitor and police our intellectual property rights.  If we fail to successfully enforce our intellectual property rights, the value of our products and services could be diminished and our competitive position may suffer.

We rely on a combination of trade secret laws, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights.  Third-party software providers could copy or otherwise obtain and use our technologies without authorization or develop similar technologies independently, which may infringe upon our proprietary rights.  We may not be able to detect infringement and may lose competitive position in the market before we do so.  In addition, competitors may design around our technologies or develop competing technologies.  Intellectual property protection may also be unavailable or limited in some foreign countries.

We generally enter into confidentiality or license agreements with our employees, consultants, vendors, customers, and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information.  Despite these efforts, unauthorized parties may attempt to disclose, obtain or use our products and services or technologies.  Our precautions may not prevent misappropriation of our products, services or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States

If we become involved in lawsuits relating to our intellectual property rights, it could be expensive and time consuming, and an adverse result could result in significant damages and/or force us to make changes to our business.

We rely on trade secrets to protect our intellectual property rights. If we are sued by a third party which alleges we are violating its intellectual property rights or if we sue a third party for violating our rights, intellectual property litigation is very expensive and can divert our limited resources.  We may not prevail in any litigation.  An adverse determination of any litigation brought by us could materially and adversely affect our future results of operations by either reducing future revenues or increasing future costs.  Additionally, an adverse award of money damages could affect our financial condition.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.  In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation.  If securities analysts or investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

If we are not able to respond to the rapid technological change characteristic of our industry, our services may not be competitive.

The market for our services is characterized by rapid change in business models and technological infrastructure, and we will need to constantly adapt to changing markets and technologies to provide competitive services.  We believe that our future success will depend, in part, upon our ability to develop our services for both our target market and for applications in new markets.  We may not, however, be able to successfully do so, and our competitors may develop innovations that render our services uncompetitive.

If our computer systems or technology providers fail to operate or deliver effectively in the future, we may incur significant costs to remedy these failures and may sustain reduced revenues.

Our success depends on the continuing and uninterrupted performance of our computer systems and provision of services from our technology providers. Sustained or repeated system failures that interrupt our ability to provide services to customers, including failures affecting our ability to deliver advertisements quickly and accurately and to monitor performance, would reduce significantly the attractiveness of our solutions to advertisers and publishers.  The existence of bugs in our software that prevent correct operation and/or reporting could adversely affect our business.  Our business, results of operations and financial condition could also be materially and adversely affected by any systems damage or failure that impacts data integrity or interrupts or delays our operations.  Our computer systems are vulnerable to damage from a variety of sources, including telecommunications failures, power outages and malicious or accidental human acts.  Any of the above factors could substantially harm our business resulting in increased costs.  Moreover, despite network security measures, our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems in part because we cannot control the maintenance and operation of our third-party data centers.  Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data, render us unable to provide services to our customers, and expose us to material risk of loss or litigation and liability.  If we fail to address these issues in a timely manner, it may materially damage our reputation and business causing our revenues to decline.

Computer viruses could damage our business.

Computer viruses, worms and similar programs may cause our systems to incur delays or other service interruptions and could damage our reputation and ability to provide our services and expose us to legal liability, all of which could have a material adverse effect on our business, results of operations, financial condition and the trading price of our common stock.

Risks Relating to our Organization and Common Stock

We may need to raise additional capital, which may not be available on acceptable terms or at all.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our plans and business.  Any additional equity financing may involve substantial dilution to our existing shareholders.

Our operating results may prove unpredictable, and our share price may decrease or fluctuate significantly.

Our operating results may prove unpredictable, and our common stock price may decrease or fluctuate significantly. Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.

Investor Relations Activities, Nominal “Float” and Supply and Demand Factors May Affect the Price of our Stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may directly provide, or others may provide, compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning our Company.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods and as a result the dissemination of inaccurate or misleading information may require us to comment or issue a corrective announcement.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  In addition to public relations costs, we may issue shares of restricted stock, and budget cash compensation to consultants and advisors for these activities, and such amounts may be increased in the future.  In addition, investors in our Company may be willing, from time to time, to encourage investor awareness through similar activities, including payment of cash or stock compensation.  Investor awareness activities may also be suspended or discontinued which may impact the trading market in our Common Stock.

The SEC, FINRA and the various state Blue Sky commissioners, enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of improper activities may exist, such as rapid share price increases or decreases.  As a small public company with a public market established through a a reverse merger, it is likely our activities, and our shareholders’ activities, will be subjected to enhanced regulatory scrutiny due to regulatory skepticism and potential bias against this manner of becoming publicly traded.  These factors, as well as because of the small number of holders who initially own the registered shares of our Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold (which markets have historically been associated by regulatory bodies with improper activities concerning penny-stocks, such as the OTC Bulletin Board (“OTCBB”) or the OTCQB Marketplace (Pink OTC)), may lead to regulatory and investor perceptions that are unfavorable.

During 2010, 5to1 and the Company conducted a private offering (the “Offering”) which, following acquisition by our Company, resulted in 7,075,000 shares of our Common Stock being issued to purchasers in the Offering.  Until such time as the shares sold in the Offering are registered or available for resale under Rule 144, there will continue to be a small number and percentage of our shares (8,350,020 or approximately 24% on a fully diluted basis) held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.

The United States Supreme Court has stated that manipulative action is a “term of art” connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators and the courts with forces that upset the supply and demand factors that would normally determine trading prices.  As described above, a small number and percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of our common stock for resale will be extremely limited for an indeterminate amount of time (for example, under Rule 144 promulgated under the Securities Act until six months following the date of this Report if we are not considered a “shell” and prior to such time, our shares issued to 5to1 shareholders may not be able to be sold absent a registration statement under the Securities Act), which could result in higher bids, asks/offers or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and investor awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our activities or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.  Further, this is an evolving area of the law and regulators may adopt new or different interpretations of the foregoing factors which could impact the market for our shares in various respects.

As a result of the Exchange, 5to1 became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Merger, 5to1 became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if 5to1 had remained privately held and did not consummate the Merger.

 It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these rules and regulations to increase our compliance costs in 2010 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Merger company.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Due to factors beyond our control, our stock price may be volatile.

Any of the following factors could affect the market price of our common stock:

•	Actual or anticipated variations in our quarterly results of operations;
•	Our failure to meet financial analysts’ performance expectations;
•	Our failure to meet or exceed our own publicly-disclosed forecasts;
•	Our failure to achieve and maintain profitability;
Changes in our industry;
Competitive pricing pressure;
Our ability to execute our business plan;
Inability to develop, acquire or integrate new or needed technology,
•	Short selling activities;
•	The loss of major advertisers, publishers or data providers;
•	Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;
•	The departure of key personnel;
•	Regulatory developments;
•	Changes in market valuations of similar companies; or
•	The sale of a large amount of common stock by shareholders owning large positions.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted.  A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Our Common Stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of the Company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring the Company, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued in the Private Placement upon the effectiveness of the registration statement required to be filed, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of common stock issued in the Merger to the current and former officers and directors of 5to1 will be subject to a lock-up agreement prohibiting sales of such shares for a period of 12 months following the Merger. Following such date, all of those shares will become freely tradable, subject to securities laws and SEC regulations regarding sales by insiders. However we were required and have assumed responsibilities for certain 5to1 management share issuances and the applicable vesting schedules agreed to by 5to1 and certain of its employees/shareholders.  As a result, up to 3,433,304 (10.12% on a fully diluted basis) of the shares issued to management may become vested and eligible for trading 6 months following closing, if the conditions to vesting have been met, of which Mr. Levinsohn, Mr. Heckman and Mr. Chun are subject to certain management lockup agreements as described herein.

We may apply the proceeds of the Private Placement to uses that ultimately do not improve our operating results or increase the value of your investment.

We intend to use a portion of the net proceeds from the Private Placement for general working capital purposes. Therefore, our management will have broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not ultimately improve our operating results or otherwise increase the value of the investment in shares of our common stock sold in the Private Placement.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 14, 2010, 5to1 entered into the Existing Bridge whereby the Company sold notes and warrants to certain investors in the aggregate principal amount of $1,827,500, including Heckman Media Capital, which purchased an aggregate of $2,042,345 of notes and warrants.  James Heckman, 5to1’s chief executive officer and director, is the managing member of Heckman Media Capital.  As part of the Recapitalization, investors in the Existing Bridge, including Heckman Media Capital, received an aggregate of 3,275,000 shares of our common stock in consideration for the return and cancellation of their respective notes and warrants.

Item 3.02	Unregistered Sales of Equity Securities

Sales by 5to1

From September 29, 2010 to the closing date of the Merger, 5to1 sold an aggregate of $900,000 principal amount of its 6% secured promissory notes (“Bridge Notes”) in a private placement transaction which were exchanged for shares in our Private Placement. The purchasers of Bridge Notes paid an aggregate gross purchase price of $900,000 for such Bridge Notes.  The Bridge Notes were due and payable upon the earlier of March 29, 2011 or the date that 5to1 consummates a reverse merger transaction and raised gross proceeds of at least $6 million.

 The private placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by the Company

On October 29, 2010, the Company issued an aggregate of 1,500,000 shares of common stock relating to the conversion of outstanding convertible notes in the aggregate principal amount of $2,100,000 (the “Convertible Notes”).  The Convertible Notes contained a conversion price of $1.40 and were issued on October 15, 2010 and more fully described in our Current Report on Form 8-K dated October 15, 2010.  The issuance of the shares of common stock upon conversion of the Convertible Notes was not required to be registered in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.

On November 3, 2010, the Company conducted a private placement of 7,075,000 shares of its common stock (inclusive of shares issued upon conversion of the Bridge Notes and the Convertible Notes) for an aggregate offering amount of $6,575,000.  The Company accepted subscriptions for and issued 3,575,000 shares of common stock in a private placement (the “Private Placement”) at $1.00 per share to 19 accredited investors.  The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The issuance of the shares of common stock under the Private Placement was not required to be registered in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act.

On November 3, 2010, the Company issued 250,000 shares of restricted stock to Michael Mathews in consideration for his role as director of the Company.  The one-third of the shares shall vest on each annual anniversary of the grant, for a total vesting period of three years, provided Mr. Mathews is serving as a director at the time such portion of the grant vests.

Lock-up Agreements

All our shares of common stock issued in the Merger to the officers and directors of 5to1, as well as to certain stockholders of 5to1, in exchange for their shares of common stock of 5to1, are subject to lock-up agreements with respect to the Management A Shares and/or Management B Shares received: (i) James Heckman, (ii) Mitchell Chun and (iii) Ross Levinsohn. These lock-up agreements provide that such persons may not sell or transfer any of their shares for a period of twelve months following the Merger, with the exception of contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or in privately negotiated sales to persons who agree, in writing, to be bound to the terms of the lock-up agreements.  The lock-up agreements executed by certain members of management contain a leak-out provision related solely to the restricted stock grants issued to Mr. Levinsohn, Mr. Heckman and Mr. Chun issued for their Management A Shares, such that if the Company raises in excess of Ten Million Dollars ($10,000,000) (excluding any amount raised in the Private Placement) within twelve (12) months from the date of the Merger or (ii) the Company’s common stock achieves an average daily trading value (such trading value shall be calculated by multiplying the daily volume by the average bid and ask prices for that day) over any thirty (30) day period within the twelve (12) months from the date hereof equal to or greater than Two Hundred Thousand Dollars ($200,000) or (iii) commencement of trading of the Company’s common stock on NASDAQ, then the lock up restrictions shall terminate.

Future Stock Issuances

The subscription agreement for sale of our shares pursuant to the Private Placement contains provisions which provide that for a period of eighteen (18) months from the final date of closing of the Private Placement, should we issue or sell any shares of common stock or any warrants or other convertible security convertible into our common stock pursuant to which shares of our common stock may be acquired at a price less than $1.00 per share (except for certain issuances such as under a stock option plan, upon conversion or exercise of outstanding securities, or in connection with acquisitions or strategic transactions with a synergistic business), we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued will result in an actual price paid by each investor per share equal to such lower price (this is intended to be a “full ratchet” adjustment). For example, if an investor purchases 25,000 shares of common stock for a purchase price of $25,000 (equals $1.00 per share) and then the Company issues additional shares of common stock at $0.50 per share during the Adjustment Period, the Company will issue an additional 25,000 shares of common stock to such investor ($25,000/50,000 shares = $0.50 per share).  In addition, in the event of such issuance of securities at a price less than $1.00 per share, the exercise price of the warrants issued in the Private Placement shall be reduced to such lower price.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as we will be, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

A copy of the form of Indemnification Agreement is filed as Exhibit 10.11 annexed hereto.

Limitation of Liability of Directors

Our certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board’s position in the event of a hostile takeover attempt.  These provisions have the following effects:

they provide that only business brought before an annual meeting by the board or by a stockholder who complies with the procedures set forth in the Bylaws may be transacted at an annual meeting of stockholders; and

they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol TIMR.OB. The transfer agent for our common stock is Olde Monmouth Stock Transfer Company.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 9, 2010, the board of directors of the Company approved an amendment to the Company’s certificate of incorporation in order to change the name of the Company to “5to1 Holding Corp.”  A copy of the certificate of amendment is attached hereto as Exhibit 2.3.

Item 7.01	Regulation FD Disclosure

In connection with the above described transactions, 5to1 utilized the PowerPoint presentation, attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits

(a)       Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) audited financial statements for the fiscal years ended December 31, 2009 and 2008, and (ii) unaudited financial statements for the nine-month interim period ended September 30, 2010 will be filed within 71 days of the filing of this Current Report.

(b)       Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements will be filed within 71 days of the filing of this Current Report.

(d)       Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2010

2.2	Certificate of Merger, dated November 3, 2010

2.3	Certificate of Amendment, dated November 9, 2010

10.1	Form of Subscription Agreement

10.2	Form of Lockup Agreement

Exhibit No.	Description

10.3	Form of Directors and Officers Indemnification Agreement

10.4	2010 Equity Incentive Plan

10.5	2011 Equity Incentive Plan

10.6	Form Incentive Stock Option Agreement

10.7	Form Non-Qualified Stock Option Agreement

10.8	Form of 5to1 Management Plan Restricted Stock Award

10.9	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of November 3, 2010

10.10	Stock Purchase Agreement, dated as of November 3, 2010, by and between FTOH Corp. and the shareholders listed therein

10.11	Loan Agreement with Silicon Valley Bank

21.1	List of Subsidiaries

99.1	PowerPoint Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 9, 2010

FTOH CORP.

By:	Mitchell Chun
	Name:	Mitchell Chun
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 3, 2010

2.2	Certificate of Merger, dated November 3, 2010

2.3	Certificate of Amendment dated November 9, 2010

10.1	Form of Subscription Agreement

10.2	Form of Lockup Agreement

10.3	Form of Directors and Officers Indemnification Agreement

10.4	2010 Equity Incentive Plan

10.5	2011 Equity Incentive Plan

10.6	Form Incentive Stock Option Agreement

10.7	Form Non-Qualified Stock Option Agreement

10.8	Form of 5to1 Management Plan Restricted Stock Award

10.9	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of November 3, 2010.

10.10	Stock Purchase Agreement, dated as of November 3, 2010, by and between FTOH Corp. and the shareholders listed therein

10.11	Loan Agreement with Silicon Valley Bank

21.1	List of Subsidiaries

99.1	PowerPoint Presentation